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Exhibit 16.1

                      On Letterhead of Grassi & Co., CPA's

September 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Sirs:

We have read the statements made by Advanced Technology Industries, Inc. which we understand will be filed with the Commission, pursuant to Item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated September 10, 2002. We agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours

/s/ Grassi & Co., CPA's P.C.

Grassi & Co., CPA's, P.C.

CC:   Hans Joachim Skrobanek
      Advanced Technology Industries, Inc.
      Taubenstrasse 20
      D-10117
      Berlin, Germany